Exhibit 10.4

Comerica Bank	MC 4426
June 17, 2008	601 South Figueroa Street, Suite 1200
Los Angeles, CA 90017
Fax: 213-486-6219

Apparel and Textile Industries Group

Mr. Jay Furrow, CEO

Cygne Designs, Inc.

11 W. 42nd. St.

New York, NY 10036

Re:	Cygne Designs, Inc. Violations as of April 30, 2008

Dear Jay:

Reference is made to that certain Loan and Security Agreement between Cygne Designs, Inc. (“Borrower”) and Comerica Bank (“Bank”) dated as of July 30, 2007 (“Agreement”) and all modifications thereto. All initially capitalized terms used but not defined in this letter shall have the meanings assigned to such terms in the Agreement.

Bank hereby gives notice to Borrower that certain Defaults or Events of Default occurred as of April 30, 2008 and continue to exist as a result of violations of the following provisions of the Agreement:

•	Subsection 6.17 of the Agreement: Borrower shall maintain the following financial ratios and covenants, which shall be monitored on a quarterly basis, except as noted below:

•	Section 6.17a: Working Capital – Maintain from January 31, 2008 through January 30, 2009 in an amount not less than $9,000,000

•	Section 6.17b: Tangible Effective Net Worth – Maintain from January 30, 2008 through January 30, 2009 in an amount not less than $10,500,000

•	Section 6.17e: Leverage – Maintain a Debt (excluding Subordinated Debt and deferred tax liabilities) to Tangible Effective Net Worth of not more than 2.50 – 1.0

•	Section 6.17h: EBITDA of not less than $4,000,000 monitored on an annual basis

While the Bank is not at this time taking action to enforce its rights under the Agreement, this decision does not constitute a waiver of any of the Bank’s rights, powers and remedies with respect to the above described Defaults or Events of Defaults and is not an agreement for the Bank to forebear from exercising its rights under the Agreement. All of the terms and conditions of the Agreement remain unchanged and in full force and effect.

Sincerely,

Timothy Nolan
Senior Vice President
Comerica Bank – Western Market